Exhibit 99

Contact:

Brent Turner

President

(615) 861-6000

Acadia Healthcare Announces Underwriters’ Exercise of Option to

Purchase Additional Shares

FRANKLIN, Tenn., - December 26, 2012 — Acadia Healthcare Company, Inc. (“Acadia” or the “Company”) (NASDAQ: ACHC) today announced the sale of additional shares of common stock pursuant to the underwriters’ exercise in full of their option to purchase additional shares related to the Company’s previously announced registered public offering of 10,576,623 shares that closed December 12, 2012. In exercising this option, the underwriters purchased an additional 1,050,000 shares of common stock from the Company and an additional 533,153 shares of common stock from certain of the selling stockholders, collectively, all at the public offering price less underwriting discounts and commissions.

Acadia received approximately $173.0 million in net proceeds from the offering, after deducting underwriting discounts and commissions and estimated expenses of the offering, including approximately $22.7 million from the exercise of the underwriters’ option. Acadia expects to use the net proceeds from the offering principally to fund its acquisition strategy, particularly the planned acquisitions of Behavioral Centers of America, LLC and AmiCare Behavioral Centers, LLC, and otherwise for general corporate purposes, which may include the repayment of debt under its senior secured credit facility. Acadia did not receive any proceeds from the sale of shares by the selling stockholders.

BofA Merrill Lynch, Citigroup and Jefferies & Company, Inc. acted as joint book-running managers for the offering, and RBC Capital Markets, Raymond James & Associates, Inc. and Avondale Partners, LLC acted as co-managers. The offering was made only by means of a written prospectus, copies of which may be obtained by contacting: BofA Merrill Lynch, 222 Broadway, New York, New York 10038, Attn: Prospectus Department or email: dg.prospectus_requests@baml.com; Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (tel: 800-831-9146) or email: BATProspectusdept@citi.com; or from Jefferies & Company, Inc., 520 Madison Ave., 12th Floor, New York, NY 10022, Attn: Equity Syndicate Prospectus Department or telephone (877) 547-6340 or email Prospectus_Department@Jefferies.com. The shares of common stock were sold pursuant to the Company’s existing effective shelf registration statement on file with the Securities and Exchange Commission. The final prospectus may also be obtained on the Securities and Exchange Commission’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of any offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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ACHC Announces Underwriters’ Exercise of Option to Purchase Additional Shares

December 26, 2012

Forward-Looking Statements

This news release contains forward-looking statements. Generally words such as “may,” “will,” “should,” “could,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “continue,” and “believe” or the negative of or other variation on these and other similar expressions identify forward-looking statements. These forward-looking statements are made only as of the date of this news release. The Company does not undertake to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are based on current expectations and involve risks and uncertainties and Acadia’s future results could differ significantly from those expressed or implied by the forward-looking statements.

About Acadia

Acadia is a provider of inpatient behavioral health care services. Acadia operates a network of 34 behavioral health facilities with approximately 2,500 licensed beds in 20 states. Acadia provides psychiatric and chemical dependency services to its patients in a variety of settings, including inpatient psychiatric hospitals, residential treatment centers, outpatient clinics and therapeutic school-based programs.

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